Filed Pursuant to Rule 424(b)(7)
Registration No. 333-230982

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities nor do they seek an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

Prospectus Supplement (To Prospectus dated April 22, 2019)

Subject to Completion, dated May 21, 2019

10,000,000 Shares

Common Shares

The selling shareholders identified in this prospectus supplement are offering 10,000,000 common shares of Genpact Limited. The selling shareholders will receive all net proceeds from the sale of our common shares in this offering.

Our common shares are listed on the New York Stock Exchange under the symbol “G.” The last reported sale price of our common shares on the New York Stock Exchange on May 20, 2019 was $36.30 per share.

The underwriter proposes to offer the common shares from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriter.”

The underwriter has agreed to purchase the common shares from the selling shareholders at a price of $            per share, which will result in $             of proceeds to the selling shareholders before expenses.

Investing in the common shares involves risks. See “Risk Factors” on page S-3 and in the documents incorporated by reference in this prospectus supplement and accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the common shares to purchasers on                     , 2019.

Citigroup

                    , 2019

This prospectus supplement updates information in the prospectus dated April 22, 2019. You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement is not complete without, and may not be delivered or used except in conjunction with, the prospectus, including any amendments or supplements to it. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information provided by this prospectus supplement supersedes information contained in the prospectus.

This prospectus supplement incorporates by reference important information. You should read the information incorporated by reference before deciding to invest in our common shares, and you may obtain this information incorporated by reference without charge by following the instructions under “Where You Can Find More Information” appearing below. Unless the context otherwise indicates, references in this prospectus supplement to “Genpact,” “the company,” “we,” “our” and “us” refer, collectively, to Genpact Limited, a Bermuda company, and its consolidated subsidiaries.

S-i

We, the selling shareholders and the underwriter have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement. We, the selling shareholders and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. The selling shareholders are offering to sell, and seeking offers to buy, common shares only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference in this prospectus supplement include forward-looking statements. In some cases, you can identify these statements by forward-looking terms such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “could,” “may,” “shall,” “will,” “would” and variations of such words and similar expressions, or the negative of such words or similar expressions. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, which in some cases may be based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks outlined in the risk factors and cautionary statements described in the other documents we file from time to time with the Securities and Exchange Commission (the “SEC”), specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

These forward-looking statements include, but are not limited to, statements relating to:

•	our ability to retain existing clients and contracts;

•	our ability to win new clients and engagements;

•	the expected value of the statements of work under our master service agreements;

•	our beliefs about future trends in our market;

•

political, economic or business conditions in countries where we have operations or where our clients operate; including the uncertainty related to the proposed withdrawal of the United Kingdom from the European Union, commonly known as Brexit, and heightened economic and political uncertainty within and among other European Union member states;

•	expected spending on business process outsourcing and information technology services by clients;

•	foreign currency exchange rates;

•	our ability to convert bookings to revenue;

•	our rate of employee attrition;

•	our effective tax rate; and

•	competition in our industry.

Factors that may cause actual results to differ from expected results include, among others:

•	our ability to develop and successfully execute our business strategies;

•	our ability to grow our business and effectively manage growth and international operations while maintaining effective internal controls;

•

our dependence on favorable policies and tax laws that may be changed or amended in a manner adverse to us or be unavailable to us in the future, including as a result of recently adopted tax legislation in the United States, and our ability to effectively execute our tax planning strategies;

•	our ability to comply with data protection laws and regulations and to maintain the security and confidentiality of personal and other sensitive data of our clients, employees or others;

•	our dependence on revenues derived from clients in the United States and Europe and clients that operate in certain industries, such as the financial services industry;

•	our ability to successfully consummate or integrate strategic acquisitions;

•	our ability to maintain pricing and asset utilization rates;

S-iii

•	our ability to hire and retain enough qualified employees to support our operations;

•	increases in wages in locations in which we have operations;

•	our relative dependence on the General Electric Company, or GE, and our ability to maintain our relationships with divested GE businesses;

•	financing terms, including, but not limited to, changes in the London Interbank Offered rate, or LIBOR, including the pending global phase-out of LIBOR, and changes to our credit ratings;

•

our ability to meet our corporate funding needs, pay dividends and service debt, including our ability to comply with the restrictions that apply to our indebtedness that may limit our business activities and investment opportunities;

•	restrictions on visas for our employees traveling to North America and Europe;

•

fluctuations in currency exchange rates between the currencies in which we transact business, primarily the U.S. dollar, Australian dollar, Chinese renminbi, Euro, Indian rupee, Japanese yen, Mexican peso, Philippine peso, Polish zloty, Romanian leu and U.K. pound sterling;

•	our ability to retain senior management;

•	the selling cycle for our client relationships;

•	our ability to attract and retain clients and our ability to develop and maintain client relationships on attractive terms;

•	legislation in the United States or elsewhere that adversely affects the performance of business process outsourcing and information technology services offshore;

•	increasing competition in our industry;

•	telecommunications or technology disruptions or breaches, cyberattacks or natural or other disasters;

•	our ability to protect our intellectual property and the intellectual property of others;

•	deterioration in the global economic environment and its impact on our clients, including the bankruptcy of our clients;

•	regulatory, legislative and judicial developments, including the withdrawal of governmental fiscal incentives;

•	the international nature of our business;

•	technological innovation;

•	our ability to derive revenues from new service offerings and acquisitions; and

•	unionization of any of our employees.

Although we believe the expectations reflected in any forward-looking statements are reasonable at the time they are made, we cannot guarantee future results, level of activity, performance or achievements. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements. We undertake no obligation to update any of these forward-looking statements after the date of this prospectus supplement to conform our prior statements to actual results or revised expectations.

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SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information that you should consider before deciding to invest in our common shares. You should read this entire prospectus supplement carefully, including the information incorporated by reference in this prospectus supplement. See “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, each incorporated by reference herein.

GENPACT LIMITED

We are a global professional services firm that makes business transformation real. We drive digital-led innovation and run digitally-enabled intelligent operations for our clients, guided by our experience of running thousands of processes for hundreds of Fortune Global 500 clients. We have over 87,000 employees serving clients in key industry verticals from more than 25 countries.

Genpact Limited is a Bermuda exempted company. Our registered office is located at Canon’s Court, 22 Victoria Street, Hamilton, HM 12, Bermuda, and our telephone number at that address is (441) 294-8000. The administrative office of our affiliate in the United States is located at 1155 Avenue of the Americas, 4th Floor, New York, NY 10036.

THE OFFERING

Common shares offered by the selling

shareholders . . . . . . . . . . . . . . . . . . . . .	10,000,000 shares

Common shares outstanding before and

after this offering . . . . . . . . . . . . . . . . .	190,310,239 shares

Use of proceeds . . . . . . . . . . . . . . . . . . . .	The selling shareholders will receive all net proceeds from the sale of our common shares in this offering. We will not receive any of the proceeds from the sale of common shares by the selling shareholders.

Dividend policy . . . . . . . . . . . . . . . . . . . .	We have paid a regular quarterly cash dividend to holders of our common shares since February 2017. In February 2019, our board of directors approved a regular quarterly cash dividend of $0.085 per share to holders of our common shares, representing a planned annual dividend of $0.34 per share for 2019. The second quarter 2019 dividend is payable on June 21, 2019 to shareholders of record as of the close of business on June 12, 2019. See “Dividend Policy.”

Risk factors . . . . . . . . . . . . . . . . . . . . . . .	You should read the “Risk Factors” beginning on page S-3 of this prospectus supplement and in our filings with the SEC incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of factors that you should consider carefully before deciding to invest in our common shares.

New York Stock Exchange symbol . . . .	“G”

Unless otherwise indicated, the number of our common shares presented in this prospectus supplement is based on our common shares outstanding on May 16, 2019 and:

•

Excludes common shares reserved for issuance pursuant to our shareholder approved equity compensation plans. As of May 16, 2019, there were 14,966,015 common shares reserved for issuance upon exercise of outstanding options or vesting of restricted and performance share units granted under our shareholder approved equity compensation plans.

RISK FACTORS

Investing in our common shares involves risks. You should carefully consider all the information set forth in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein before deciding to invest in our common shares. In particular, we urge you to consider carefully the risk factors set forth under the heading “Item IA. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in our Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2019, each incorporated by reference herein, and the additional risk factors set forth below.

Indian indirect transfer rules may apply on sale/acquisition of shares in certain cases.

Indian law provides in relevant part that income arising upon the transfer of a capital asset deemed situated in India shall be subject to tax in India. If the capital asset is an interest in an entity registered or incorporated outside India, that asset will be deemed to be situated in India if the interest derives its value substantially from assets of the entity located in India (the “Indirect Transfer Rule”); that condition will be satisfied if the value of the assets located in India owned directly or indirectly by the entity (i) exceeds INR 100 million and (ii) equals or exceeds 50% of the value of all assets owned by the entity. In the past, the company has taken the view that less than 50% of its value was derived from assets in India; however, the company has not conducted a valuation or made a determination as of the date of this prospectus supplement, and accordingly the company can provide no assurance that the Indirect Transfer Rule will not apply to a transfer of common shares in the company. If the Indirect Transfer Rule applies, capital gains proportionate to the fair value of Indian assets contributing to the value of the foreign entity whose shares are transferred are regarded as taxable in India, with the following exceptions:

•

Any holder (whether individually or along with its associated enterprise) that neither holds the right of management or control in the company nor holds voting power or share capital or interest exceeding 5% of the total voting power or total share capital or interest in the company at any time during the twelve months preceding the date of transfer is exempt from the Indirect Transfer Rule.

•	Any gains arising on account of the Indirect Transfer Rule may not be taxable to shareholders who are eligible to claim the benefits of an income tax treaty that exempts such gains from taxation.

If the Indirect Transfer Rule applies, a buyer of common shares in the company in a transaction subject to tax under the Indirect Transfer Rule may be held liable for not withholding Indian tax on the acquisition of such shares. In addition, a buyer that holds more than 5% of the company and that is not eligible to claim treaty benefits that exempts such gain could be subject to Indian tax on gains realized on the disposition of common shares in the company. Investors should consult their tax advisers with respect to the application of the Indirect Transfer Rule and the impact of any Indian tax on their investment in common shares in the company.

Future sales of our common shares could cause our share price to decline.

Sales of substantial amounts of common shares by our employees and other shareholders, or the possibility of such sales, may adversely affect the price of our common shares and impede our ability to raise capital through the issuance of equity securities. After giving effect to this offering, Bain Capital Investors, LLC, through its affiliates, and its co-investors, including Twickenham Investment Private Limited (Bain Capital Investors, LLC, its affiliates and co-investors referred to collectively as “Bain Capital and its co-investors”), will beneficially own approximately 15% of our outstanding common shares. These shares are subject to lock-up agreements entered into in connection with this offering but may be sold beginning on the day that is 30 days after the date of this prospectus supplement, subject to certain restrictions set forth in our shareholder agreement with Bain Capital and its co-investors, in the public market from time to time without registering them, subject to certain limitations on the timing, amount and method of those sales imposed by Rule 144 under the Securities Act of 1933, as amended.

Pursuant to our shareholder agreement, Bain Capital and its co-investors have the right, subject to certain conditions and with certain exceptions, to require us to file registration statements covering all of the common shares they own or to include those common shares in registration statements that we may file for ourselves or for another holder of our common shares. Following their registration and sale under the applicable registration statement, including the sale of shares pursuant to this offering, those shares will become freely tradable. By exercising their registration rights and selling a large number of common shares, these holders could cause the price of our common shares to decline. In addition, the perception in the public markets that sales by them might occur could also adversely affect the market price of our common shares.

Our principal shareholders exercise significant influence over us, and their interests in our business may be different from yours.

A significant percentage of our issued and outstanding common shares are currently beneficially owned by affiliates of Bain Capital and its co-investors. After giving effect to this offering, Bain Capital and its co-investors will beneficially own approximately 15% of our outstanding common shares. Our shareholder agreement with Bain Capital and its co-investors provides that Bain Capital and its co-investors have the right to designate for nomination four directors to our board, so long as they maintain certain minimum shareholding thresholds, and the shareholders party to the agreement have agreed to vote their shares for the election of such persons. The number of directors that Bain Capital and its co-investors are entitled to designate for nomination is reduced if Bain Capital’s and its co-investors’ ownership of our common shares declines below certain levels and such right ceases if such ownership falls below 7.5% of our outstanding common shares, and also may be increased in certain circumstances. After giving effect to this offering, the number of directors that Bain Capital and its co-investors are entitled to designate for nomination will be reduced to one.

These shareholders can exercise significant influence over our business policies and affairs and all matters requiring a shareholders’ vote, including the composition of our board of directors, the adoption of amendments to our certificate of incorporation and bye-laws, the approval of mergers or sales of substantially all of our assets, our dividend policy and our capital structure and financing. This concentration of ownership also may delay, defer or even prevent a change in control of our company and may make some transactions more difficult or impossible without the support of these shareholders, even if such transactions are beneficial to other shareholders. The interests of these shareholders may conflict with your interests. Bain Capital and its co-investors currently hold interests in companies that compete with us and it may, from to time, make significant investments in companies that could compete with us. In addition, pursuant to our shareholder agreement and to the extent permitted by applicable law, our directors who are affiliated with Bain Capital and its co-investors are not required to present to us corporate opportunities (e.g., acquisitions or new potential clients) of which they become aware. So long as Bain Capital and its co-investors own a significant amount of our equity they will be able to strongly influence our decisions.

There can be no assurance that we will continue to declare and pay dividends on our common shares, and future determinations to pay dividends will be at the discretion of our board of directors.

Prior to 2017, we did not declare regular dividends. In February 2017, we announced the declaration of the first quarterly cash dividend on our common shares in the amount of $0.06 per common share. In February 2018, we announced an increase in our quarterly cash dividend to $0.075 per common share, and in February 2019, we announced an increase in our quarterly cash dividend to $0.085 per common share, representing a planned annual dividend of $0.34 per common share for 2019. On March 20, 2019, we paid a dividend of $0.085 per common share, amounting to approximately $16.1 million in the aggregate, to shareholders of record as of March 8, 2019. On May 9, 2019, our board of directors approved a cash dividend of $0.085 per common share payable on June 21, 2019 to shareholders of record as of June 12, 2019. Any determination to pay dividends to holders of our common shares in the future, including future payment of a regular quarterly cash dividend, will be at the discretion of our board of directors and will depend on many factors, including our financial condition, results of operations, general business conditions, statutory requirements under Bermuda law and any other factors our board of directors deems relevant. Our ability to pay dividends will also continue to be subject to restrictive covenants contained in credit facility agreements governing indebtedness we and our subsidiaries have incurred or may incur in the future. In addition, statutory requirements under Bermuda law could require us to defer making a dividend payment on a declared dividend date until such time as we can meet statutory requirements under Bermuda law. A reduction in, delay of, or elimination of our dividend payments could have a negative effect on our share price.

We are organized under the laws of Bermuda, and Bermuda law differs from the laws in effect in the United States and may afford less protection to shareholders.

Our shareholders may have more difficulty protecting their interests than would shareholders of a corporation incorporated in a state of the United States. As a Bermuda company, we are governed by, in particular, the Companies Act 1981 of Bermuda as amended (the “Companies Act”). The Companies Act differs in some material respects from laws generally applicable to U.S. corporations and shareholders, including the provisions relating to interested directors, mergers, amalgamations, takeovers and indemnification of directors.

Generally, the duties of directors and officers of a Bermuda company are owed to the company only. Shareholders of Bermuda companies generally do not have the right to take action against directors or officers of the company except in limited circumstances. Directors of a Bermuda company must, in exercising their powers and performing their duties, act honestly and in good faith with a view to the best interests of the company, exercising the care and skill that a reasonably prudent person would exercise in comparable circumstances. Directors have a duty not to put themselves in a position in which their duties to the company and their personal interests may conflict and also are under a duty to disclose any personal interest in any material contract or arrangement with the company or any of its subsidiaries. If a director of a Bermuda company is found to have breached his or her duties to that company, he may be held personally liable to the company in respect of that breach of duty. A director may be liable jointly and severally with other directors if it is shown that the director knowingly engaged in fraud or dishonesty (with such unlimited liability as the courts shall direct). In cases not involving fraud or dishonesty, the liability of the director will be determined by the Supreme Court of Bermuda or other Bermuda Court (any such court, the “Bermuda Court”) (with such liability as the Bermuda Court thinks just) who may take into account the percentage of responsibility of the director for the matter in question, in light of the nature of the conduct of the director and the extent of the causal relationship between his or her conduct and the loss suffered.

In addition, our bye-laws contain a broad waiver by our shareholders of any claim or right of action, both individually and on our behalf, against any of our officers or directors. The waiver applies to any action taken by an officer or director, or the failure of an officer or director to take any action, in the performance of his or her duties, except with respect to any matter involving or arising out of any fraud or dishonesty on the part of the officer or director or to matters which would render it void pursuant to the Companies Act. This waiver limits the rights of shareholders to assert claims against our officers and directors unless the act or failure to act involves fraud or dishonesty. Therefore, our shareholders may have more difficulty protecting their interests than would shareholders of a corporation incorporated in a state within the United States.

The market price for our common shares has been and may continue to be volatile, and this may make it difficult for you to resell common shares owned by you at times or at prices you find attractive.

The market price for our common shares has been and may continue to be volatile and subject to price and volume fluctuations in response to market and other factors, some of which are beyond our control. Among the factors that could affect our stock price are:

•	actual or anticipated fluctuations in our quarterly and annual operating results;

•	changes in financial estimates by securities research analysts;

•	changes in the economic performance or market valuations of other companies engaged in providing business process and information technology services;

•	loss of one or more significant clients;

•	addition or loss of executive officers or key employees;

•	regulatory developments in our target markets affecting us, our clients or our competitors;

•	announcements of technological developments;

•	limited liquidity in our trading market;

•

sales or expected sales of additional common shares, either by us or any of our shareholders, or purchases or expected purchases of common shares, including by us under existing or future share repurchase programs, which purchases are at the discretion of our board of directors and may not continue in the future;

•	terrorist attacks or natural disasters or other such events impacting countries where we or our clients have operations; and

•	actions or announcements by activist shareholders or others.

In addition, securities markets generally and from time to time experience significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may have a material adverse effect on the market price of our common shares.

You may be unable to effect service of process or enforce judgments obtained in the United States or Bermuda against us or our assets in the jurisdictions in which we or our executive officers operate.

We are incorporated and organized under the laws of Bermuda, and a significant portion of our assets are located outside the United States. It may not be possible to enforce court judgments obtained in the United States against us in Bermuda or in countries, other than the United States, where we have assets based on the civil liability or penal provisions of the federal or state securities laws of the United States. In addition, there is some doubt as to whether the courts of Bermuda and other countries would recognize or enforce judgments of United States courts obtained against us or our directors or officers based on the civil liability or penal provisions of the federal or state securities laws of the United States or would hear actions against us or those persons based on those laws. We have been advised by Appleby (Bermuda) Limited, our Bermuda counsel, that the United States and Bermuda do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not based solely on United States federal or state securities laws, would not automatically be enforceable in Bermuda. Similarly, those judgments may not be enforceable in countries, other than the United States, where we have assets.

The introduction of economic substance requirements in Bermuda could adversely affect us.

Harmful tax practices have become the focus of increased scrutiny from the European Union. The Council of the European Union adopted a resolution on a code of conduct for business taxation directed at counteracting the effects of zero tax and preferential tax regimes around the world. In 2017, the Code of Conduct Group (Business Taxation) (“COCG”) investigated the tax policies of both European Union member states and non-European Union member states, assessing tax transparency, fair taxation and the implementation of anti–base erosion and profit shifting measures.

Following assessment by the COCG, Bermuda was included in a list of jurisdictions which are required by the European Union to address concerns of the COCG relating to the demonstration of economic substance.

On December 31, 2018, the Bermuda Government implemented legislation which brought certain substance requirements into force with effect from January 1, 2019 for newly-incorporated entities, and with effect from July 1, 2019 for currently existing entities. The introduction of the substance regime in Bermuda may present difficulties for us. There is not yet any guidance on what would constitute “adequate substance” under the newly-implemented legislation. The new substance requirements could be difficult to manage in a short timeframe for implementation and compliance and could have a material adverse effect on us or our operations.

USE OF PROCEEDS

The selling shareholders will receive all net proceeds from the sale of our common shares in this offering. We will not receive any of the proceeds from the sale of our common shares by the selling shareholders.

DIVIDEND POLICY

In February 2017, our board of directors approved a dividend program under which we intend to pay a regular quarterly cash dividend to holders of our common shares and announced a quarterly cash dividend of $0.06 per share, which was paid on March 28, 2017, June 28, 2017, September 21, 2017 and December 20, 2017. In February 2018, our board of directors approved an increase in our regular quarterly cash dividend to holders of our common shares to $0.075 per share. On March 21, 2018, June 20, 2018, September 19, 2018 and December 19, 2018, we paid dividends of $0.075 per common share, amounting to approximately $14.4 million, $14.2 million, $14.3 million and $14.2 million in the aggregate, to shareholders of record as of March 9, 2018, June 8, 2018, September 10, 2018 and December 10, 2018, respectively. In February 2019, our board of directors approved an increase in our regular quarterly cash dividend to holders of our common shares to $0.085 per share, representing a planned annual dividend of $0.34 per share for 2019. On March 20, 2019, we paid a dividend of $0.085 per common share, amounting to approximately $16.1 million in the aggregate, to shareholders of record as of March 8, 2019. On May 9, 2019, our board of directors approved a cash dividend of $0.085 per common share payable on June 21, 2019 to shareholders of record as of June 12, 2019. Any future determination to declare and pay dividends will be made at the discretion of our board of directors. Our ability to pay dividends is also subject to restrictive covenants contained in our credit facility agreements governing indebtedness we and our subsidiaries have incurred or may incur in the future. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, each incorporated by reference herein.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is intended as a summary only. This description is based upon, and is qualified by reference to, our memorandum of association, our bye-laws and applicable provisions of Bermuda company law. This summary is not complete. You should read our memorandum of association and our bye-laws, which are filed as exhibits to the registration statement of which this prospectus supplement forms a part, for the provisions that are important to you.

General

We are an exempted company organized under the Companies Act. We are registered with the Registrar of Companies in Bermuda under registration number 39838. Genpact Limited was incorporated on March 29, 2007. Our registered office is located at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda. The rights of our shareholders are governed by Bermuda law and our memorandum of association and bye-laws. The Companies Act may differ in some material respects from laws generally applicable to United States corporations and their shareholders.

Share Capital

Our authorized capital consists of 500,000,000 common shares, $0.01 par value per share and 250,000,000 preference shares, $0.01 par value per share. As of May 16, 2019, there were 190,310,239 common shares outstanding and no preference shares were outstanding. All of our issued and outstanding shares are fully paid up.

Pursuant to our bye-laws, and subject to the requirements of The New York Stock Exchange on which our common shares are listed, our board of directors is authorized to issue any of our authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold our common shares.

Common Shares

Holders of our common shares are entitled, subject to the provisions of our bye-laws, to one vote per share on all matters submitted to or requiring a vote of holders of common shares. Unless a different majority is required by Bermuda law or by our bye-laws, resolutions to be approved by holders of common shares may be passed by a simple majority of votes cast at a meeting at which a quorum is present. Our bye-laws provide that a quorum for such a meeting shall be two shareholders present in person or represented by proxy and entitled to vote holding or representing shareholders holding more than 50% of the issued shares of the company carrying the right to vote at general meetings.

Upon the liquidation, dissolution or winding up of our company, the holders of our common shares are entitled to receive their ratable share of the net assets of our company available after payment of all debts and other liabilities, subject to the rights of any holders of any preference shares in the company which may be in issue and having preferred rights on any return of capital.

Our common shares have no preemptive, subscription, redemption or conversion rights.

Preference Shares

Pursuant to Bermuda law and our bye-laws, our board of directors by resolution may establish one or more series of preference shares having such designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any shareholder approval. Such rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of our company. These preference shares are of the type commonly referred to as “blank-check” preferred stock.

Dividends

In February 2017, our board of directors approved a dividend program under which we intend to pay a regular quarterly cash dividend to holders of our common shares and announced a quarterly cash dividend of $0.06 per share, which was paid on March 28, 2017, June 28, 2017, September 21, 2017 and December 20, 2017. In February 2018, our board of directors approved an increase in our regular quarterly cash dividend to holders of our common shares to $0.075 per share. On March 21, 2018, June 20, 2018, September 19, 2018 and December 19, 2018, we paid dividends of $0.075 per common share, amounting to approximately $14.4 million, $14.2 million, $14.3 million and $14.2 million in the aggregate, to shareholders of record as of March 9, 2018, June 8, 2018, September 10, 2018 and December 10, 2018, respectively. In February 2019, our board of directors approved an increase in our regular quarterly cash dividend to holders of our common shares to $0.085 per share, representing a planned annual dividend of $0.34 per share for 2019. On March 20, 2019, we paid a dividend of $0.085 per common share, amounting to approximately $16.1 million in the aggregate, to shareholders of record as of March 8, 2019. On May 9, 2019, our board of directors approved a cash dividend of $0.085 per common share payable on June 21, 2019 to shareholders of record as of June 12, 2019.

Under Bermuda law, a company may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is or would, after the payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than its liabilities. Under our bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors. There are no restrictions in Bermuda on our ability to transfer funds (other than funds denominated in Bermuda dollars) in or out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.

Any cash dividends payable to holders of our common shares listed on the New York Stock Exchange will be paid to Computershare Trust Company, N.A., our transfer agent in the United States, for disbursement to those holders.

Any future determination to pay dividends will be made at the discretion of our board of directors and will also depend on other factors, including our financial condition, results of operations, general business conditions, restrictive covenants contained in credit facility agreements governing indebtedness we and our subsidiaries have incurred or may incur in the future and any other factors our board of directors deems relevant.

Variation of Rights

The rights attaching to a particular class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of not less than 75% of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing by proxy the majority of the issued shares of the relevant class is present. Our bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares (as regards participation in the profits or assets of the company) ranking in priority to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares.

Repurchase of Shares

At its discretion and without the sanction of a resolution, our board of directors may authorize the purchase by our company of our own shares, of any class, at any price. To the extent permitted by Bermuda law, the shares to be purchased may be selected in any manner whatsoever, upon such terms as our board of directors may determine in its discretion.

Transfer of Common Shares

Our board of directors may refuse to recognize an instrument of transfer of a common share unless (1) the instrument of transfer is duly stamped, if required by law, and lodged with us, accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as our board of directors may reasonably require, (2) the transfer is in respect of only one class of shares, (3) the instrument of transfer is in respect of less than five persons jointly and (4) the permission of the Bermuda Monetary Authority has been obtained, if applicable. Subject to such restrictions, a holder of common shares may transfer the title to all or any of his common shares by completing the usual common form of instrument of transfer or any other form which our board of directors may approve. An instrument of transfer must be signed by the transferor and transferee, however, in the case of a fully paid up common share, an instrument of transfer need only be signed by the transferor.

Certain Provisions of the Bye-laws and Bermuda Law

Certain provisions of our memorandum of association, bye-laws and the Companies Act may have an anti-takeover effect, may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your common shares, and may make more difficult the removal of our incumbent directors.

Election and Removal of Directors

Our bye-laws provide that our board of directors shall consist of thirteen directors or such lesser or greater number as our board of directors, by resolution, may from time to time determine, provided that, at all times, there shall be no fewer than three directors. Our board of directors currently consists of ten directors. Currently, each director serves in such capacity for such term as we may determine by resolution or, in the absence of such determination, until the termination of the next annual general meeting.

Our board of directors may fill any vacancy occurring as a result of the death, disability, disqualification or resignation of a director or as a result of an increase in the size of the board of directors so long as a quorum of directors remain in office.

Our bye-laws provide that our directors may be divided into three classes to create a staggered board at any time upon the passing of a board resolution.

Meetings of Shareholders

Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year. Our bye-laws provide that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Our bye-laws provide that a quorum for such a meeting shall be two shareholders present in person or represented by proxy and entitled to vote holding more than 50% of the issued capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Under our bye-laws, not less than 10 nor more than 60 days’ notice must be given of an annual general meeting and at least five days’ notice of a special general meeting, must be given of a special general meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting, by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting, by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. In accordance with the Companies Act, a general meeting may be held with only one individual present, provided the requirement for a quorum is satisfied.

Shareholder Written Resolutions

Our bye-laws permit us to use shareholder written resolutions only if certain conditions are met.

Advance Notice Requirements for Shareholder Nominations

Our bye-laws contain advance notice procedures with regard to shareholder proposals related to the nomination of candidates for election as directors. These procedures provide that any shareholder entitled to vote for the election of directors may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given to our corporate secretary with respect to an election to be held at an annual general meeting not less than 120 days nor more than 150 days prior to the date of the company’s proxy statement released to shareholders in connection with the prior year’s annual general meeting.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth, as to each person whom the shareholder proposes to nominate for election or re-election as a director:

•	the name, age, business address and residence address of such person;

•	the principal occupation or employment of such person;

•	the class, series and number of Genpact shares which are beneficially owned by such person;

•	particulars which would, if he or she were so appointed, be required to be included in Genpact’s register of directors and officers; and

•

all information relating to such person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to the Rules and Regulations of the SEC under Section 14 of the Securities Exchange Act of 1934, as amended, together with notice executed by such person of his willingness to serve as a director if so elected; provided, however, that no shareholder shall be entitled to propose any person to be appointed, elected or re-elected director at any special general meeting.

Access to Books and Records and Dissemination of Information

Members of the general public have the right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include a company’s memorandum of association, including its objects and powers, and any alterations to its memorandum of association. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings of shareholders and our audited financial statements, which must be presented at the annual general meeting. The register of shareholders of a company is open to inspection by shareholders and members of the public without charge. We are required to maintain our share register in Bermuda but may, subject to the provisions of Bermuda law, establish a branch register outside Bermuda. We maintain our principal share register in Hamilton, Bermuda. We are required to keep at our registered office a register of directors and officers that is open for inspection during business hours for not less than two hours each day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Amendments to our Memorandum of Association and Bye-laws

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders. Our bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a resolution of our shareholders. However, to revoke, alter, or amend certain of our bye-laws it requires the approval of at least 66 2/3% of the combined voting power of all shareholders entitled to vote thereon.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of the company’s issued share capital or any class thereof have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within twenty-one days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Board Actions

Under Bermuda law, the directors of a Bermuda company owe their fiduciary duty to the company, rather than to individual shareholders. Our bye-laws provide that some actions are required to be approved by our board of directors. Actions must be approved by a majority of the votes present and entitled to be cast at a properly convened meeting of our board of directors.

In addition, pursuant to our bye-laws and our shareholders agreement and to the extent permitted by applicable law, our directors who are affiliated with our major shareholders are not required to present to us corporate opportunities (e.g., acquisitions or new potential clients) that they become aware of unless such opportunities are presented to them expressly in their capacity as one of our directors.

Our bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. Our bye-laws also indemnify our directors and officers in respect of their actions and omissions, except in respect of their fraud or dishonesty. The indemnification provided in our bye-laws is not exclusive of other indemnification rights to which a director or officer may be entitled, provided these rights do not extend to his or her fraud or dishonesty.

Our bye-laws provide that our business is to be managed and conducted by our board of directors. Bermuda law does not require that our directors be individuals, and there is no requirement in our bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in our bye-laws or Bermuda law that our directors must retire at a certain age.

Related Party Transactions and Loans

Provided a director discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law, such director is entitled to be counted in the quorum and vote in respect of any such contract or arrangement in which he or she is interested unless he or she is disqualified from voting by the decision of a vote of the other directors present at the board meeting and their ruling in relation to the director concerned shall be final and conclusive except in very limited circumstances.

Under Bermuda law, a director (including the spouse or children of the director or any company of which such director, spouse or children own or control more than 20% of the capital or loan debt) cannot borrow from us, (except loans made to directors who are bona fide employees or former employees pursuant to an employees’ share scheme) unless shareholders holding 90% of the total voting rights of all the shareholders having the right to vote at any general meeting have consented to the loan.

Amalgamations and Similar Arrangements

A Bermuda exempted company may amalgamate or merge with one or more companies or corporations incorporated either in Bermuda, and in certain circumstances, outside Bermuda, and continue as one fused company.

To the extent shareholder approval is required to amalgamate or merge the company, any amalgamation or merger of our company with another company or corporation first requires the approval of our board of directors and then the approval of our shareholders, by resolution passed by a majority of votes cast at the meeting convened to consider the amalgamation or merger, voting together as a single class, subject to any voting rights granted to holders of any preference shares.

Business Combinations

Our bye-laws provide a mechanism designed to deal with business combinations including (but not limited to) any amalgamation, merger or consolidation of the company or any subsidiary with any interested shareholder or any other company which is, or after such merger, consolidation or amalgamation would be, an affiliate or associate of an interested shareholder. This provision does not apply to any shareholder who held 15% or more of the common shares as of July 23, 2007.

Our bye-laws provide that we will not engage in any business combination with any interested shareholder or any affiliate or associate of any interested shareholder or any person who thereafter would be an affiliate or associate of such interested shareholder for a period of three years following the time that such shareholder became an interested shareholder. The following broad exceptions are set out:

•	if a majority of the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; or

•

at or subsequent to such time the business combination is approved by a majority of the board of directors and authorized at an annual or special meeting of the shareholders, and not by written consent, by the affirmative vote of not less than 66 2/3% of the votes entitled to be cast by the holders of all the then outstanding voting shares, voting together as a single class, excluding voting shares (as defined in our bye-laws) beneficially owned by any interested shareholder or any affiliate or associate of such interested shareholders. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise; or

•

upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder or any affiliate or associate of the interested shareholder owned at least 85% of our voting shares outstanding at the time the transaction commenced; or

•

in the case of business combination with any interested shareholder or any affiliate or associate of any interested shareholder or any person who thereafter would be an affiliate or associate of such interested shareholder, in which all of the capital shares not already owned by such person are converted into, exchanged for or become entitled to receive, cash and/or securities, and various specific conditions shall have been met.

Notwithstanding any other provisions of the bye-laws (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or the bye-laws), any proposal to amend, repeal or adopt any provision of the bye-laws inconsistent with the bye-law dealing with business combinations, in addition to any other vote required by law, shall require the affirmative vote of the holders of a majority of the voting shares entitled to be cast by the holders of all the then outstanding voting shares, voting together as a single class.

Takeovers

Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer being approved by the holders of not less than 90% in value of the shares which are the subject of the offer, (other than shares already held by the offeror, or a nominee), the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the Bermuda Court within one month of the notice given by the offeror to any remaining shareholders, objecting to the transfer. The test is one of fairness to the body of the shareholders and not to individuals, and the burden is on the dissentient shareholder to prove unfairness, not merely that the scheme is open to criticism. Bermuda law also provides a statutory mechanism whereby the holders of not less than 95% of the shares or any class of shares in the company may give notice to the remaining shareholders or class of shareholders of the intention to acquire their shares on the terms set out in the notice. When such a notice is given, the purchasers are entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder applies to the Bermuda Court for an appraisal.

Appraisal Rights and Shareholder Suits

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company, a shareholder of the Bermuda company who is not satisfied that fair value has been offered for his or her shares in the Bermuda company may apply to the Bermuda Court to appraise the fair value of his or her shares. Under Bermuda law and our bye-laws, an amalgamation or merger by us with another company would (subject to certain exceptions) require the amalgamation or merger agreement to be approved by our board of directors and by resolution of our shareholders.

Class actions and derivative actions are generally not available to shareholders under Bermuda law. However, the Bermuda Court would ordinarily be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of a company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by the Bermuda Court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Bermuda Court, which may make an order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholder by other shareholders or by the company.

Discontinuance/Continuation

Under Bermuda law, an exempted company may be discontinued in Bermuda and continued in a jurisdiction outside Bermuda as if it had been incorporated under the laws of that other jurisdiction. Our bye-laws provide that our board of directors may exercise all our power to discontinue to another jurisdiction with approval by the board of directors and shareholders of the company.

Indemnification of Directors and Officers

Our bye-laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of us, whether the basis of such proceeding is the alleged action of such person in an official capacity as a director or officer or in any other capacity while serving as a director or officer, will be indemnified and held harmless by us to the fullest extent authorized by the Companies Act against all damage or expense, liability and loss reasonably incurred or suffered by such person in connection therewith provided that any such person shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the person is seeking indemnification, that person engaged in fraud or acted dishonestly. Any indemnification is made out of our assets and to the extent that a person is entitled to claim indemnification in respect of amounts paid or discharged by him or her, the relevant indemnity shall take effect as our obligation to reimburse that person making such payment or effecting such discharge. Our bye-laws also provide that we will provide indemnification against all liabilities incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Companies Act. These rights are not exclusive of any other right that any person may have or acquire under any statute, provision of our memorandum of association, bye-laws, agreement, vote of shareholders or disinterested directors or otherwise. No repeal or modification of these provisions will in any way diminish or adversely affect the rights of any director, officer, employee or agent of us under our bye-laws in respect of any occurrence or matter arising prior to any such repeal or modification. Our bye-laws also provide that the board of directors of the company has the power to purchase and maintain insurance for the benefit of any persons who are or were at any time directors, officers or employees of the company, or of any other company which is its holding company or in which the company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the company, or of its subsidiary undertakings or such other company, or who are or were at any times, trustees of any pension fund in which employees of the company or any such company or subsidiary undertaking are interested.

Our bye-laws provide that our shareholders and us waive any claim or right of action against our directors and officers in relation to any action taken by them or any failure by them to take any action in the performance of their duties for us, provided that such waiver shall not apply to any claims or rights of action arising out of the fraud of any such director or officer or to matters that would render the waiver void pursuant to the Companies Act. Notwithstanding anything contained in our bye-laws, any such director of officer shall not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Companies Act.

Neither the amendment nor repeal of this provision will eliminate or reduce the effect of the provision in respect of any matter occurring, or any cause of action, suit or claim that, but for the provision, would accrue or arise, prior to the amendment or repeal.

In addition, we have entered into indemnity agreements with each of our directors. Pursuant to those indemnity agreements, we have agreed to indemnify each of our directors for losses or expenses they may incur in their role as director.

Foreign Exchange Controls

We have been designated as a non-resident of Bermuda by the Bermuda Monetary Authority for the purposes of the Exchange Control Act, 1972. This designation allows us to engage in transactions in currencies without restriction (other than the Bermuda dollar) and there are no restrictions on our ability to transfer funds (other than Bermuda dollars) in and out of Bermuda or to pay dividends to United States residents who are holders of our common shares.

Transfer of Common Shares to Non-Residents of Bermuda

The Bermuda Monetary Authority has given its consent for the issue and free transferability of all of the common shares that are the subject of this offering to and between non-residents of Bermuda for exchange control purposes, provided that our common shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus supplement.

In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our common shares, whether or not we have been notified of such trust.

Transfer Agent and Registrar

A register of holders of the common shares is maintained by Estera Services (Bermuda) Limited, and a branch register is maintained in the United States by Computershare Trust Company, N.A., who serves as branch registrar and transfer agent.

New York Stock Exchange Listing

Our common shares are listed on The New York Stock Exchange under the symbol “G.”

SELLING SHAREHOLDERS

The shareholders selling common shares pursuant to this prospectus supplement are entities affiliated with Bain Capital Investors, LLC and GIC Private Limited. The table below sets forth for each selling shareholder:

•	the number and percentage of common shares owned by the selling shareholder prior to the offering;

•	the number of common shares to be offered for the selling shareholder’s account; and

•	the number and percentage of common shares to be owned by the selling shareholder after completion of the offering.

For information about certain material relationships between us and the selling shareholders, see the documents incorporated by reference herein, including the information set forth under the heading “Certain Relationships and Related Party Transactions” in our definitive proxy statement for our 2019 Annual General Meeting of Shareholders, which is specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, the headings “Item 1. Business,” “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the heading “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019.

The percentage of beneficial ownership set forth below is based on 190,310,239 common shares outstanding on May 16, 2019.

	Shares Beneficially Owned Immediately Prior to Offering		Shares Offered Hereby	Shares Beneficially Owned Immediately After Offering
Name of Selling Shareholder	Number (1)	% (1)	Number	Number	%
Glory Entities (2)	32,038,002	16.8%	8,500,194	23,537,808	12.4%
Twickenham Investment Private Limited (3)	5,661,864	3.0%	1,499,806	4,162,058	2.2%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power with respect to the shares shown as beneficially owned.
(2)

Includes (1) 8,921,938 shares, of which 2,367,136 will be sold in this offering, held by Glory Investments A Limited (“Glory A”), (2) 21,999,280 shares, of which 5,836,760 will be sold in this offering, held by Glory Investments B Limited (“Glory B”), (3) 1,038,576 shares, of which 275,550 will be sold in this offering, held by Glory Investments IV Limited (“Glory IV”), and (4) 78,208 shares, of which 20,748 will be sold in this offering, held by Glory Investments IV-B Limited (“Glory IV-B” and, together with Glory A, Glory B and Glory IV, the “Glory Entities”). Bain Capital Investors, LLC (“BCI”) is the ultimate general partner of Glory A and Glory B and governs the investment strategy and decision-making process with respect to investments held by Glory IV and Glory IV-B. By virtue of the relationships described in this footnote, BCI may be deemed to share voting and dispositive power with respect to the shares held by the Glory Entities. The business address of each of the Glory Entities is c/o Glory Investments B Limited, Suite 110, 10th Floor, Ebene Heights Building, 34 Ebene Cybercity, Ebene, Mauritius.

(3)

Twickenham Investment Private Limited is managed and controlled by GIC Special Investments Pte. Ltd., which is in turn wholly owned by GIC Private Limited (k/n/a Government of Singapore Investment Corporation Pte. Ltd.) (“GIC”). The business address of GIC is 168 Robinson Road #37-01, Capital Tower, Singapore 068912.

CERTAIN MATERIAL BERMUDA AND UNITED STATES FEDERAL TAX CONSEQUENCES

The following summary of our taxation and the taxation of our shareholders is based upon current law and does not purport to be a comprehensive discussion of all the tax considerations that may be relevant to a decision to purchase shares.

The following legal discussion (including and subject to the matters and qualifications set forth in such summary) of the material tax considerations under (1) “Certain Bermuda Tax Considerations” is based upon the advice of Appleby (Bermuda) Limited, our Bermuda legal counsel and (2) “Material U.S. Federal Income Tax Considerations” is based upon the advice of Wilmer Cutler Pickering Hale and Dorr LLP, our U.S. counsel. Each of these firms has reviewed the relevant portion of this discussion (as set forth above) and believes that such portion of the discussion constitutes, in all material respects, an accurate summary of the relevant income tax considerations relating to the company and the ownership of common shares by investors that are U.S. holders (as defined below). The advice of such firms does not include any factual or accounting matters, determinations or conclusions or facts relating to the business, income, reserves or activities of the company. The advice of these firms relies upon and is premised on the accuracy of factual statements and representations made by the company concerning the business and properties, ownership, organization, source of income and manner of operation of the company.

The discussion is based on current law. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could materially adversely affect the tax consequences to us and to holders of common shares.

The tax treatment of a holder of common shares, or of a person treated as a holder of common shares for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder’s particular tax situation. Statements contained in this prospectus supplement as to the beliefs, expectations and conditions of the company as to the application of such tax laws or facts represent the view of management as to the application of such laws and do not represent the advice of counsel.

Certain Bermuda Tax Considerations

Bermuda does not currently impose any income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax on us or our shareholders, other than shareholders ordinarily resident in Bermuda, if any. There is currently no Bermuda withholding or other tax on principal, interest or dividends paid to holders of the common shares, other than (in certain limited circumstances) to holders ordinarily resident in Bermuda, if any. We cannot assure you that we or our shareholders will not be subject to any such tax in the future. We are not subject to stamp duty on the issue or transfer of our common shares.

We received a written assurance dated February 28, 2012 from the Bermuda Minister of Finance under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, as amended, that if any legislation is enacted in Bermuda imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of that tax would not be applicable to us or to any of our operations, or to our shares, debentures or obligations until March 31, 2035; provided that the assurance is subject to the condition that it will not be construed to prevent the application of such tax to people ordinarily resident in Bermuda and holding such common shares, debentures or other obligations, or to prevent the application of any taxes payable by us in respect of real property or leasehold interests in Bermuda held by us.

The duration of the assurance granted to us under the Exempted Undertakings Tax Protection Act, 1966 is limited and expires on March 31, 2035. Tax policy and legislation in Bermuda could change in the future (as is the case in other jurisdictions) and as such we cannot give any guarantee as to whether the current tax treatment afforded to us would continue after March 31, 2035.

As an exempted company, we are liable to pay in Bermuda an annual fee based upon our authorized share capital and our share premium account at a current rate of BD$32,676 per annum.

Material U.S. Federal Income Tax Considerations

This is a general summary of material U.S. Federal income tax considerations with respect to your acquisition, ownership and disposition of common shares.

For purposes of this discussion, you are a U.S. holder if you beneficially own our common shares and are:

•	an individual who is a citizen or resident of the United States;

•	a corporation or any other entity taxable as a corporation created or organized in, or under the laws of, the United States or any political subdivision of the United States;

•	an estate the income of which is subject to U.S. Federal income taxation regardless of its source; or

•

a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect to be treated as a U.S. person.

This summary is based upon the U.S. Internal Revenue Code of 1986, as amended, or the Code, relevant regulations, rulings and judicial decisions as of the date of this document, all of which are subject to change, possibly with retroactive effect. We cannot assure you that a later change in law will not significantly alter the tax considerations that we describe in this summary. We have not requested a ruling from the U.S. Internal Revenue Service with respect to any of the tax consequences described below. As a result, there can be no assurance that the U.S. Internal Revenue Service will not disagree with or challenge any of the conclusions described below.

This summary is for general purposes only. It applies to you only if you are a U.S. holder and you hold your common shares as a capital asset (that is, for investment purposes). It does not address the effect of the U.S. Federal alternative minimum tax, or U.S. Federal estate and gift tax, or any state, local or foreign tax laws. In addition, this summary does not represent a detailed description of the U.S. Federal income tax consequences to you in light of your particular circumstances. This summary does not address the U.S. Federal income tax consequences applicable to you if you are subject to special treatment under the U.S. Federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a trader in securities if you elect to use a mark-to-market method of tax accounting for your securities holdings;

•	a financial institution;

•	a tax-exempt organization;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a person holding common shares as part of a hedging, integration, conversion or constructive sale transaction, or a straddle;

•

a person owning, directly, indirectly or constructively, 10% or more of our shares or 10% or more of the shares of any of our non-U.S. subsidiaries, in each case measured by either voting power or value;

•	a person whose functional currency is not the U.S. dollar;

•	a U.S. expatriate; or

•	a person receiving common shares as compensation.

If a partnership or other entity treated as a pass-through entity for U.S. Federal income tax purposes holds common shares, the tax treatment of an interest holder in the entity will generally depend upon the status of the interest holder and the activities of the entity. If a U.S. holder is an interest holder in such an entity holding common shares, such holder is urged to consult its tax advisers.

This summary is for information only. It is not legal or tax advice. We recommend that you consult your own tax advisers concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of acquiring, owning and disposing of common shares.

Taxation of Distributions

Subject to the discussion below with respect to passive foreign investment companies, distributions on our common shares (other than certain pro rata distributions of common shares) will be treated as dividends to the extent paid out of current or accumulated earnings and profits (as determined under U.S. Federal income tax principles). Should any distribution exceed our current or accumulated earnings and profits, the excess will be treated as a nontaxable return of capital reducing your adjusted tax basis in the common shares to the extent of your adjusted tax basis in those shares. Any remaining excess will be treated as capital gain. The amount of a distribution will include any amounts withheld by us or our paying agent in respect of Bermuda taxes.

Dividends are generally taxed as ordinary income. If you are an individual, trust or estate, dividends paid on our common shares will generally be treated as “qualified dividend income” that is taxable to you at a preferential maximum rate of 20%, provided that certain requirements are met. You should consult your own tax adviser regarding your eligibility for this reduced rate of taxation on dividends in light of your particular circumstances. The amount of the dividend will be treated as foreign-source dividend income to you and will not be eligible for the deduction generally allowed to U.S. corporations under the Code on account of dividends from other U.S. corporations.

Sale or Other Disposition of Common Shares

For U.S. Federal income tax purposes, gain or loss you realize on the sale or other disposition of common shares will be capital gain or loss, and will be long-term capital gain or loss if you held the common shares for more than one year, except as provided below with respect to passive foreign investment companies. The amount of your gain or loss will be equal to the difference between your tax basis in the common shares disposed of and the amount realized on the disposition. Such gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes; however, although the matter is not free from doubt, in the event that a U.S. holder is otherwise subject to Indian tax on the disposition of common shares as described in “Risk Factors—Indian indirect transfer rules may apply on sale / acquisition of shares in certain cases,” it is possible that a U.S. holder that is eligible for the benefits of the income tax treaty between the United States and India may elect to treat gain from a sale or other disposition of our common shares that is subject to Indian tax as foreign-source gain and claim a credit in respect of that tax (to the extent that such tax is not refundable and subject to certain other limitations). U.S. holders should consult their tax advisers regarding the election to treat disposition gain as foreign-source and the creditability of foreign taxes in their particular circumstances.

Medicare Tax

An additional 3.8% tax applies to the net investment income (which includes taxable dividends and net capital gains) received by certain U.S. holders that are individuals, trusts or estates to the extent the holder’s modified adjusted gross income exceeds certain thresholds. You should consult your tax adviser regarding the applicability of this tax in your particular circumstances.

Passive Foreign Investment Company Rules

We believe that we will not be considered a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes for our current year or in future years. However, since PFIC status depends upon the composition of a company’s income and assets and the market value of its assets from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year. If we are treated as a PFIC for any taxable year during which you held common shares, certain adverse consequences could apply.

If we are or become a PFIC in a taxable year in which we pay a dividend or the prior taxable year, the preferential dividend rate discussed above with respect to dividends paid to non-corporate holders would not apply. In addition, if we are a PFIC for any taxable year during which you hold common shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the common shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the common shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the common shares,

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which the company became a PFIC, will be taxed as ordinary income, and

•

the amount allocated to each other year will be subject to the highest tax rate in effect for individuals, or corporations, as appropriate, for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the common shares cannot be treated as capital, even if you hold the common shares as capital assets.

An election to mark-to-market our common shares would mitigate the adverse consequences resulting from PFIC status, provided that our common shares are traded as “marketable stock.” An election to treat us as a qualified electing fund, however, would not be available to you because we would not provide the information you need to make the election.

If we are considered a PFIC for the current taxable year or any future taxable year, you may be required to file an annual information return for such year, whether or not you dispose of any common shares or received any distributions in respect of common shares during such year. You should consult your tax adviser with respect to any PFIC considerations.

Information Reporting and Backup Withholding

Payment of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and to backup withholding (currently at a 24% rate) unless (i) you are a corporation or other exempt recipient or (ii) in the case of backup withholding, you provide a correct taxpayer identification number and certify that you are not subject to backup withholding.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. Federal income tax liability and may entitle you to a refund, provided that you promptly furnish the required information to the U.S. Internal Revenue Service.

Certain U.S. holders that hold certain foreign financial assets (such as our common shares) other than in an account at a U.S. financial institution are required to report information relating to such assets, subject to certain exceptions. You should consult your tax adviser regarding the effect, if any, of these reporting requirements on your ownership and disposition of common shares.

UNDERWRITER

The company, the selling shareholders and Citigroup Global Markets Inc., the sole underwriter, have entered into an underwriting agreement with respect to the common shares being offered. Subject to certain conditions, the underwriter has agreed to purchase 10,000,000 shares from the selling shareholders at a price of $        per share.

The underwriter is committed to take and pay for all of the common shares being offered, if any are taken.

The underwriter proposes to offer the common shares from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the common shares offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling common shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of common shares for whom they may act as agents or to whom they may sell as principal. The underwriter may receive from purchasers of the common shares normal brokerage commissions in amounts agreed with such purchasers. Sales of common shares made outside of the United States may be made by affiliates of the underwriter.

The underwriter is purchasing the common shares from the selling shareholders at $         per share (resulting in proceeds to the selling shareholders of approximately $             million before expenses).

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $300,000. The selling shareholders have agreed to pay expenses related to this offering.

We, the selling shareholders and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Our common shares are listed on the New York Stock Exchange under the symbol “G.”

We, our directors and executive officers and each of the selling shareholders have agreed that, without the prior written consent of the underwriter, we will not, during the period ending 30 days after the date of this prospectus supplement, and they will not, during the period ending 30 days after the date of this prospectus supplement:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for common shares;

•	file any registration statement with the SEC relating to the offering of any common shares or any securities convertible into or exercisable or exchangeable for common shares; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common shares;

whether any such transaction described above is to be settled by delivery of common shares or such other securities, in cash or otherwise. The restrictions described in this paragraph do not apply to:

•	the sale of common shares to the underwriter;

•

the issuance by us of common shares upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriter has been advised in writing;

•

the issuance by us of common shares, or options to purchase common shares, pursuant to our equity incentive and compensation plans in existence on the date hereof and described in this prospectus supplement;

•

the issuance by us of common shares (or securities convertible into or exercisable or exchangeable for common shares) in connection with our acquisition or merger with or into any other company or an acquisition of assets (provided that the amount of common shares issued in connection with any such transaction does not in the aggregate exceed 15% of our total common shares outstanding at the time of this offering) and the recipients sign a lock-up agreement for the remainder of such 30-day period as if such recipient were a selling shareholder;

•	transfers by a selling shareholder of common shares or any security convertible into common shares as a bona fide gift;

•

distributions and transfers by a selling shareholder of common shares or any security convertible into common shares to limited partners, affiliates, shareholders of a selling shareholder, to any investment fund or entity controlled or managed by the holder thereof, or to a charitable organization, trust or family trust;

•

the pledge or hypothecation, or other granting of a security interest in, common shares by a selling shareholder to one or more banks or financial institutions as collateral or security pursuant to margin lending arrangements in existence as of the date hereof, and any transfer upon foreclosure upon such shares; or

•	transactions by any person other than us relating to common shares or other securities acquired in open market transactions after the completion of the offering of the common shares,

provided no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with subsequent sales of common shares or other securities acquired in such open market transactions.

The restrictions described above also do not apply to transfers or sales by our independent directors up to an aggregate of 130,000 common shares or by our executive officers in the aggregate of up to 350,000 common shares; provided that no such transfers or sales are made or entered into within the first five days after the date of this prospectus supplement.

In connection with the offering, the underwriter may purchase and sell common shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of common shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchase. The underwriter will need to cover any short sale by purchasing common shares in the open market. The underwriter is likely to create a short position if it is concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common shares made by the underwriter in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of our common shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common shares. As a result, the price of the common shares may be higher than the price that otherwise might exist in the open market. The underwriter is not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on New York Stock Exchange, in the over-the-counter market or otherwise.

The underwriter and its affiliates are a full service financial institutions engaged in various activities, including securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, market making, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any of our common shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any of our common shares may be made at any time under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of our common shares shall result in a requirement for the publication by us or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to our common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common shares to be offered so as to enable an investor to decide to purchase our common shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

Republic of India

This document may not be distributed directly or indirectly in India and the common shares may not be offered or sold directly or indirectly in India or to, or for the account or benefit of, any resident of India, except on a private and confidential basis, to such limited investors who are permitted to participate in such an offering and not constituting an offer or invitation to the public within the meaning of the Indian Companies Act 2013, as amended, or except as otherwise permitted by applicable Indian laws and regulations. This document has not been reviewed or approved by any statutory or regulatory authority in India, including the Securities and Exchange Board of India, and does not constitute an offer or invitation for any investment or subscription for shares in India.

United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/ or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notification under Section 309B(1)(c) of the SFA - the company has determined that the shares are (A) prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriter has agreed that it will not offer or sell any shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, the company or the shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

VALIDITY OF SECURITIES

The validity of the common shares offered hereby will be passed upon for us by Appleby (Bermuda) Limited, our Bermuda counsel. Certain U.S. securities law matters in connection with this offering will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, our U.S. counsel, for the selling stockholders by Ropes & Gray LLP and O’Melveny & Meyers LLP, and for the underwriter by Davis Polk & Wardwell LLP.

EXPERTS

The consolidated financial statements of Genpact Limited as of December 31, 2017 and 2018, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2018, contains an explanatory paragraph that states that Genpact Limited acquired Barkawi Management Consultants GmbH & Co. KG and certain related entities, and Commonwealth Informatics Inc., and management excluded from its assessment of the effectiveness of Genpact Limited’s internal control over financial reporting as of December 31, 2018, Barkawi Management Consultants GmbH & Co. KG and certain related entities and Commonwealth Informatics Inc.’s internal control over financial reporting associated with total assets of $132,908 thousands (of which $107,351 thousands represent goodwill and intangible assets included within the scope of the assessment) and total revenues of $22,207 thousands included in the consolidated financial statements of Genpact Limited as of and for the year ended December 31, 2018. KPMG’s audit of internal control over financial reporting of Genpact Limited also excluded an evaluation of the internal control over financial reporting of Barkawi Management Consultants GmbH & Co. KG and certain related entities and Commonwealth Informatics Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.genpact.com. Our website is not a part of this prospectus supplement.

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document. This prospectus supplement incorporates by reference the documents listed below (File No. 001-33626) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (in each case, other than those documents or the portions of those documents deemed “furnished” in accordance with SEC rules) until all the securities offered under this prospectus supplement are sold:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2019 Annual General Meeting of Shareholders;

•	Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2019, filed May 10, 2019;

•	Current Reports on Form 8-K, filed January 22, 2019, February 14, 2019, and May 14, 2019; and

•	The description of our common shares contained in our Registration Statement on Form 8-A filed on July 27, 2007, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Genpact Limited

c/o Genpact LLC

1155 Avenue of the Americas, 4th Floor

New York, NY 10036

Attn: Corporate Secretary

Phone: (646) 624-5913

PROSPECTUS

Genpact Limited

Debt Securities

Common Shares

Preference Shares

Depositary Shares

Units

Warrants

We may issue securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common shares trade on The New York Stock Exchange under the symbol “G.”

Investing in these securities involves certain risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 22, 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” appearing below.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “Genpact,” “we,” “our,” “us” and “the Company” refer, collectively, to Genpact Limited, a Bermuda company, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.genpact.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. Our website address is included in this prospectus as an inactive technical reference only.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below (File No. 001-33626) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed), until the offering of the securities under the registration statement is terminated or completed:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2019 Annual General Meeting of Shareholders;

•	Current Reports on Form 8-K filed on January 22, 2019 and February 14, 2019; and

•	The description of our common shares contained in our Registration Statement on Form 8-A filed on July 27, 2007, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or calling us at the following address and telephone number:

Genpact Limited

c/o Genpact LLC

1155 Avenue of the Americas, 4th Floor

New York, NY 10036

Attn: Investor Relations

Telephone: (646) 624-5913

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include forward-looking statements. In some cases, you can identify these statements by forward-looking terms such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “could,” “may,” “shall,” “will,” “would” and variations of such words and similar expressions, or the negative of such words or similar expressions. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, which in some cases may be based on our growth strategies and anticipated trends in our business. These statements are only predictions based at the time they are made on our expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks outlined in the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

These forward-looking statements include, but are not limited to, statements relating to:

•	our ability to retain existing clients and contracts;

•	our ability to win new clients and engagements;

•	the expected value of the statements of work under our master service agreements;

•	our beliefs about future trends in our market;

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political, economic or business conditions in countries where we have operations or where our clients operate, including the uncertainty related to the pending withdrawal of the United Kingdom from the European Union, commonly known as Brexit, and heightened economic and political uncertainty within and among other European Union member states;

•	expected spending on business process management and information technology services by clients;

•	foreign currency exchange rates;

•	our ability to convert bookings to revenue;

•	our rate of employee attrition;

•	our effective tax rate; and

•	competition in our industry.

Factors that may cause actual results to differ from expected results include, among others:

•	our ability to develop and successfully execute our business strategies;

•	our ability to grow our business and effectively manage growth and international operations while maintaining effective internal controls;

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our dependence on favorable policies and tax laws that may be changed or amended in a manner adverse to us or be unavailable to us in the future, including as a result of recently adopted tax legislation in the United States, and our ability to effectively execute our tax planning strategies;

•	our ability to comply with data protection laws and regulations and to maintain the security and confidentiality of personal and other sensitive data of our clients, employees or others;

•	our dependence on revenues derived from clients in the United States and Europe and clients that operate in certain industries, such as the financial services industry;

•	our ability to successfully consummate or integrate strategic acquisitions;

•	our ability to maintain pricing and asset utilization rates;

•	our ability to hire and retain enough qualified employees to support our operations;

•	increases in wages in locations in which we have operations;

•	our relative dependence on the General Electric Company (GE) and our ability to maintain our relationships with divested GE businesses;

•	financing terms, including, but not limited to, changes in the London Interbank Offered rate, or LIBOR, including the pending global phase-out of LIBOR, and changes to our credit ratings;

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our ability to meet our corporate funding needs, pay dividends and service debt, including our ability to comply with the restrictions that apply to our indebtedness that may limit our business activities and investment opportunities;

•	restrictions on visas for our employees traveling to North America and Europe;

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fluctuations in currency exchange rates between the currencies in which we transact business, primarily the U.S. dollar, Australian dollar, Chinese renminbi, Euro, Indian rupee, Japanese yen, Mexican peso, Philippine peso, Polish zloty, Romanian leu and U.K. pound sterling;

•	our ability to retain senior management;

•	the selling cycle for our client relationships;

•	our ability to attract and retain clients and our ability to develop and maintain client relationships on attractive terms;

•	legislation in the United States or elsewhere that adversely affects the performance of business process outsourcing and information technology services offshore;

•	increasing competition in our industry;

•	telecommunications or technology disruptions or breaches, or natural or other disasters;

•	our ability to protect our intellectual property and the intellectual property of others;

•	deterioration in the global economic environment and its impact on our clients, including the bankruptcy of our clients;

•	regulatory, legislative and judicial developments, including the withdrawal of governmental fiscal incentives;

•	the international nature of our business;

•	technological innovation;

•	our ability to derive revenues from new service offerings; and

•	unionization of any of our employees.

Although we believe the expectations reflected in our forward-looking statements are reasonable at the time they are made, we cannot guarantee future results, level of activity, performance or achievements. Achievement of future results is subject to risks, uncertainties, and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements. We undertake no obligation to revise or update any of these forward-looking statements, except as required by law. You are advised, however, to consult any further disclosures we make on related subjects in our Forms 10-K, 10-Q and 8-K reports to the SEC.

ABOUT GENPACT LIMITED

Genpact is a global professional services firm that makes business transformation real. We drive digital-led innovation and digitally-enabled intelligent operations for our clients, guided by our experience running thousands of processes primarily for Fortune Global 500 companies. We have more than 87,000 employees serving clients in key industry verticals from more than 25 countries.

Genpact Limited is a Bermuda exempted company. Its registered office is located at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda, and its telephone number at that address is (441) 294-8000. The administrative and principal office of its affiliate, Genpact LLC, in the United States is located at 1155 Avenue of the Americas, 4th Floor, New York, NY 10036.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF DEBT SECURITIES

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, a senior indenture to be entered into between us and a trustee to be named therein, and in the case of subordinated debt securities, a subordinated indenture to be entered into between us and a trustee to be named therein. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939, as amended.

Because the following is only a summary of selected provisions of the indentures and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the base indentures and any supplemental indentures thereto or officer’s certificate or resolution of our board of directors related thereto. We urge you to read the indentures because the indentures, not this description, define the rights of the holders of the debt securities. The senior indenture and the subordinated indenture will be substantially in the forms included as exhibits to the registration statement of which this prospectus is a part.

General

The senior debt securities will constitute unsecured and unsubordinated obligations of ours and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “Certain Terms of the Subordinated Debt Securities — Subordination.”

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. Unless otherwise indicated in the applicable prospectus supplement, with respect to a particular series of senior debt securities, the debt securities will not be guaranteed by any of our subsidiaries.

The applicable prospectus supplement will include any additional or different terms of the debt securities being offered, including the following terms:

•	the debt securities’ designation;

•	the initial aggregate principal amount of the debt securities;

•	the percentage of their principal amount (i.e., price) at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

•	the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;

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the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment date;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund purchase or other analogous fund, if any;

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the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

•	the form of the debt securities;

•	any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any debt security;

•	the terms and conditions, if any, upon which we may have to repay the debt securities early at your option;

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the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

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the terms and conditions upon which conversion or exchange of the debt securities may be effected, if any, including the initial conversion or exchange price or rate and any adjustments thereto and the period or periods when a conversion or exchange may be effected;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form; and

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any other material terms of the debt securities, including any terms which may be required by or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. Special U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless otherwise indicated in a prospectus supplement, with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or share capital, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing;

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we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with; and

•	certain other conditions are met.

The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.

The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.

No Protection in the Event of a Change of Control. Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities, an event of default for any series of senior debt securities is defined under the senior indenture as being:

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our default in the payment of principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if established for the securities of such series, the continuance of such default for a specified period);

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our default in the payment of interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

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our default in the performance of or breach of any of our other covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of all series affected thereby;

•	there occurs any other event of default provided for in such series of senior debt securities;

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a court having jurisdiction enters a decree or order for (1) relief in respect of us in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; (2) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or for all or substantially all of our property and assets; or (3) the winding up or liquidation of our affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

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we (1) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law; (2) consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of ours for all or substantially all of our property and assets; or (3) effect any general assignment for the benefit of creditors.

The default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the last two bullet points above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such series of senior debt securities to be immediately due and payable.

If an event of default specified in the last two bullet points above occurs with respect to us and is continuing, the entire principal amount of, and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable.

Upon a declaration of acceleration, the principal amount of and accrued interest, if any, on such senior debt securities shall be immediately due and payable. Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class (or, of all the senior debt securities, as the case may be, voting as a single class). Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “— Modification and Waiver.”

The holders of a majority in aggregate principal amount of a series of senior debt securities affected (with each series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of or interest, if any, on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all conditions and covenants under the senior indenture.

Discharge and Defeasance. The senior indenture provides that, unless the terms of any series of senior debt securities provides otherwise, we may discharge our obligations with respect to a series of senior debt securities and the senior indenture with respect to such series of senior debt securities if:

•	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture;

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all senior debt securities of such series previously authenticated and delivered with certain exceptions, have been delivered to the trustee for cancellation and we have paid all sums payable by us under the senior indenture; or

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the senior debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the senior trustee for giving the notice of redemption, and we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the holders of the senior debt securities of such series, for that purpose, the entire amount in cash or, in the case of any series of senior debt securities payments on which may only be made in U.S. dollars, U.S. government obligations (maturing as to principal and interest in such amounts and at such times as will insure the availability of sufficient cash) (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities), after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay principal of and interest on the senior debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by us under the senior indenture;

and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.

With respect to the first and second bullet points, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee under the senior indenture shall survive. With respect to the third bullet point, certain rights and obligations under the senior indenture (such as our obligation to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the transfer or exchange of such senior debt securities, to deliver such senior debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover unclaimed money held by the trustee) shall survive until such senior debt securities are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee shall survive.

Unless the terms of any series of senior debt securities provide otherwise, at any time after the date of deposit of the trust funds with the trustee, we will be deemed to have paid and will be discharged from any and all obligations in respect of the series of senior debt securities provided for in the funds, and the provisions of the senior indenture will no longer be in effect with respect to such senior debt securities (“legal defeasance”); provided that the following conditions shall have been satisfied:

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we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the senior debt securities of such series, for payment of the principal of and interest on the senior debt securities of such series, cash in an amount or, in the case of any series of senior debt securities payments on which can only be made in U.S. dollars, U.S. government obligations (maturing as to principal and interest at such times and in such amounts as will insure the availability of cash) (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) or a combination thereof sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee), after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay and discharge the principal of and accrued interest on the senior debt securities of such series to maturity or earlier redemption, as the case may be, and any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of the senior indenture and the senior debt securities of such series;

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such deposit will not result in a breach or violation of, or constitute a default under, the senior indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no default or event of default with respect to the senior debt securities of such series shall have occurred and be continuing on the date of such deposit;

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we shall have delivered to the trustee either an officer’s certificate and an opinion of counsel that the holders of the senior debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercising our option under this provision of the senior indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or a ruling by the Internal Revenue Service to the same effect; and

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we have delivered to the trustee an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the senior indenture relating to the contemplated defeasance of the senior debt securities of such series have been complied with.

Subsequent to the legal defeasance above, certain rights and obligations under the senior indenture (such as our obligation to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the exchange of such senior debt securities, to deliver such senior debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover unclaimed money held by the trustee) shall survive until such senior debt securities are no longer outstanding. After such senior debt securities are no longer outstanding, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee shall survive.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

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to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended;

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to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or a prospectus supplement;

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to evidence and provide for the acceptance of appointment hereunder by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

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to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of one or more series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the stated maturity of the principal of, or any installment of interest on, any senior debt securities of such series;

•	reduces the principal amount of, or premium, if any, or interest on, any senior debt securities of such series;

•	changes the currency of payment of principal of, or premium, if any, or interest on, any senior debt securities of such series;

•	changes the provisions for calculating the optional redemption price, including the definitions relating thereto;

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changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment of any senior debt securities of such series on or after the due date therefor;

•

reduces the above-stated percentage of outstanding senior debt securities of such series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the senior indenture;

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waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

•	adversely affects the rights of such holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such holder;

•	adversely affects the right to convert or exchange senior debt securities into common stock or other property in accordance with the terms of the senior debt securities; or

•

modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification.

It shall not be necessary for the consent of the holders under this section of the senior indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the senior indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. We will mail supplemental indentures to holders upon request. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

No Personal Liability of Incorporators, Shareholders, Officers, Directors. The senior indenture provides that no recourse shall be had under or upon any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, shareholder, officer or director, past, present or future, of ours or of any predecessor or successor corporation thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

We may have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the maturity date of such senior debt securities will be repaid to us. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination, or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities. Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is intended as a summary only. This description is based upon, and is qualified by reference to, our memorandum of association, our bye-laws and applicable provisions of Bermuda company law. This summary is not complete. You should read our memorandum of association and our bye-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

General

We are an exempted company organized under the Companies Act 1981 (Bermuda) (the “Companies Act”). We are registered with the Registrar of Companies in Bermuda under registration number EC 39838. Genpact Limited was incorporated on March 29, 2007. Our registered office is located at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda. The rights of our shareholders are governed by Bermuda law and our memorandum of association and bye-laws. The Companies Act may differ in some material respects from laws generally applicable to United States corporations and their shareholders.

Share Capital

Our authorized capital consists of 500,000,000 common shares, $0.01 par value per share and 250,000,000 preference shares, $0.01 par value per share. As of April 12, 2019, there were 189,837,841 common shares outstanding and no preference shares are outstanding. All of our issued and outstanding shares are fully paid up.

Pursuant to our bye-laws, and subject to the requirements of The New York Stock Exchange on which our common shares are listed, our board of directors is authorized to issue any of our authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold our common shares.

Common Shares

Holders of our common shares are entitled, subject to the provisions of our bye-laws, to one vote per share on all matters submitted to or requiring a vote of holders of common shares. Unless a different majority is required by Bermuda law or by our bye-laws, resolutions to be approved by holders of common shares may be passed by a simple majority of votes cast at a meeting at which a quorum is present. Our bye-laws provide that a quorum for such a meeting shall be two shareholders present in person or represented by proxy and entitled to vote holding or representing shareholders holding more than 50% of the issued shares of the company carrying the right to vote at general meetings.

Upon the liquidation, dissolution or winding up of our company, the holders of our common shares are entitled to receive their ratable share of the net assets of our company available after payment of all debts and other liabilities, subject to the rights of any holders of any preference shares in the company which may be in issue and having preferred rights on any return of capital.

Our common shares have no preemptive, subscription, redemption or conversion rights.

Preference Shares

Pursuant to Bermuda law and our bye-laws, our board of directors by resolution may establish one or more series of preference shares having such designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any shareholder approval. Such rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of our company. These preference shares are of the type commonly referred to as “blank-check” preferred stock.

Dividends

Under Bermuda law, a company may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is or would, after the payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than its liabilities. Under our bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors. There are no restrictions in Bermuda on our ability to transfer funds in or out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.

Any cash dividends payable to holders of our common shares listed on the New York Stock Exchange will be paid to Computershare Trust Company, N.A., our transfer agent in the United States, for disbursement to those holders.

Prior to 2017, we did not declare regular dividends. In February 2017, we announced the declaration of the first quarterly cash dividend on our common shares in the amount of $0.06 per common share. In February 2018, we announced an increase in our quarterly cash dividend to $0.075 per common share, and in February 2019 we announced an increase in our quarterly cash dividend to $0.085 per share, representing a planned annual dividend of $0.34 per share. Any determination to pay dividends to holders of our common shares in the future, including future payment of a regular quarterly cash dividend, will be at the discretion of our board of directors and will depend on many factors, including our financial condition, results of operations, general business conditions, statutory requirements under Bermuda law, restrictive covenants contained in credit facility agreements governing indebtedness we and our subsidiaries have incurred or may incur in the future and any other factors our board of directors deems relevant.

Variation of Rights

The rights attaching to a particular class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of not less than 75% of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing by proxy the majority of the issued shares of the relevant class is present. Our bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares (as regards participation in the profits or assets of the Company) ranking in priority to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares.

Repurchase of Shares

At its discretion and without the sanction of a resolution, our board of directors may authorize the purchase by our company of our own shares, of any class, at any price. To the extent permitted by Bermuda law, the shares to be purchased may be selected in any manner whatsoever, upon such terms as our board of directors may determine in its discretion.

Transfer of Common Shares

Our board of directors may refuse to recognize an instrument of transfer of a common share unless (1) the instrument of transfer is duly stamped, if required by law, and lodged with us, accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as our board of directors may reasonably require, (2) the transfer is in respect of only one class of share, (3) the transfer is in respect of less than 5 persons jointly and (4) the permission of the Bermuda Monetary Authority has been obtained, if applicable. Subject to such restrictions, a holder of common shares may transfer the title to all or any of his common shares by completing the usual common form of instrument of transfer or any other form which our board of directors may approve. An instrument of transfer must be signed by the transferor and transferee, however, in the case of a fully paid up common share, an instrument of transfer need only be signed by the transferor.

Certain Provisions of the Bye-laws and Bermuda Law

Certain provisions of our memorandum of association, bye-laws and the Companies Act may have an anti-takeover effect, may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your common shares, and may make more difficult the removal of our incumbent directors.

Election and Removal of Directors

Our bye-laws provide that our board of directors shall consist of thirteen directors or such lesser or greater number as our board of directors, by resolution, may from time to time determine, provided that, at all times, there shall be no fewer than three directors. Our board of directors currently consists of twelve directors. Currently, each director serves in such capacity for such term as we may determine by resolution or, in the absence of such determination, until the termination of the next annual general meeting.

Our board of directors may fill any vacancy occurring as a result of the death, disability, disqualification or resignation of a director or as a result of an increase in the size of the board of directors so long as a quorum of directors remain in office. In addition, any individual may be appointed an alternate director by or in accordance with a resolution of the shareholders or by a director.

Our bye-laws provide that our directors may be divided into three classes to create a staggered board at any time upon the passing of a board resolution.

Meetings of Shareholders

Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year. Our bye-laws provide that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Our bye-laws provide that a quorum for such a meeting shall be two shareholders present in person or represented by proxy and entitled to vote holding not less than 50% of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Under our bye-laws, not less than 10 nor more than 60 days’ notice must be given of an annual general meeting and at least five days’ notice of a special general meeting, must be given of a special general meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting, by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting, by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. In accordance with the Companies Act, a general meeting may be held with only one individual present, provided the requirement for a quorum is satisfied.

Shareholder Written Resolutions

Our bye-laws permit us to use shareholder written resolutions only if certain conditions are met.

Advance Notice Requirements for Shareholder Nominations

Our bye-laws contain advance notice procedures with regard to shareholder proposals related to the nomination of candidates for election as directors. These procedures provide that any shareholder entitled to vote for the election of directors may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given to our corporate secretary with respect to an election to be held at an annual general meeting not less than 120 days nor more than 150 days prior to the date of the Company’s proxy statement released to shareholders in connection with the prior year’s annual general meeting.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth, as to each person whom the shareholder proposes to nominate for election or re-election as a director:

(i)	the name, age, business address or residence address of such person;

(ii)	the principal occupation or employment of such person;

(iii)	the class, series and number of shares of the Company which are beneficially owned by such person;

(iv)	particulars which would, if he or she were so appointed, be required to be included in the Company’s register of Directors and Officers; and

(v)

all information relating to such person that is required to be disclosed in solicitations for proxies for the election of Directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934 of the United States of America (as amended), together with notice executed by such person of his willingness to serve as a Director if so elected; provided, however, that no Shareholder shall be entitled to propose any person to be appointed, elected or re-elected Director at any special general meeting.

Access to Books and Records and Dissemination of Information

Members of the general public have the right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include a company’s memorandum of association, including its objects and powers, and any alterations to its memorandum of association. Our shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings of shareholders and the company’s audited financial statements, which must be presented at the annual general meeting. The register of shareholders of a company is open to inspection by shareholders and members of the public without charge. We are required to maintain our share register in Bermuda but may, subject to the provisions of Bermuda law, establish a branch register outside Bermuda. We maintain our principal share register in Hamilton, Bermuda. We are required to keep at our registered office a register of directors and officers that is open for inspection during business hours for not less than two hours each day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Amendments to our Memorandum of Association and Bye-laws

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders. Our bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a resolution of our shareholders. However, to revoke, alter, or amend certain of our bye-laws it requires the approval of at least 66 2/3% of the combined voting power of all shareholders entitled to vote thereon.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of the company’s issued share capital or any class thereof have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within twenty-one days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Board Actions

Under Bermuda law, the directors of a Bermuda company owe their fiduciary duty to the company, rather than to individual shareholders. Our bye-laws provide that some actions are required to be approved by our board of directors. Actions must be approved by a majority of the votes present and entitled to be cast at a properly convened meeting of our board of directors.

In addition, pursuant to our bye-laws and our shareholders agreement and to the extent permitted by applicable law, our directors who are affiliated with our major shareholders are not required to present to us corporate opportunities (e.g., acquisitions or new potential clients) that they become aware of unless such opportunities are presented to them expressly in their capacity as one of our directors.

Our bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. Our bye-laws also indemnify our directors and officers in respect of their actions and omissions, except in respect of their fraud or dishonesty. The indemnification provided in our bye-laws is not exclusive of other indemnification rights to which a director or officer may be entitled, provided these rights do not extend to his or her fraud or dishonesty.

Our bye-laws provide that our business is to be managed and conducted by our board of directors. Bermuda law does not require that our directors be individuals, and there is no requirement in our bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in our bye-laws or Bermuda law that our directors must retire at a certain age.

Related Party Transactions and Loans

Provided a director discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law, such director is entitled to be counted in the quorum and vote in respect of any such contract or arrangement in which he or she is interested unless he or she is disqualified from voting by the decision of a vote of the other directors present at the board meeting and their ruling in relation to the director concerned shall be final and conclusive except in very limited circumstances.

Under Bermuda law, a director (including the spouse or children of the director or any company of which such director, spouse or children own or control more than 20% of the capital or loan debt) cannot borrow from us, (except loans made to directors who are bona fide employees or former employees pursuant to an employees’ share scheme) unless shareholders holding 90% of the total voting rights of all the shareholders having the right to vote at any general meeting have consented to the loan.

Amalgamations and Similar Arrangements

A Bermuda exempted company may amalgamate with one or more companies or corporations incorporated either in Bermuda, and in certain circumstances, outside Bermuda, and continue as one fused company.

To the extent shareholder approval is required to amalgamate the company, any amalgamation of our company with another company or corporation first requires the approval of our board of directors and then the approval of our shareholders, by resolution passed by a majority of votes cast at the meeting convened to consider the amalgamation, voting together as a single class, subject to any voting rights granted to holders of any preference shares.

Business Combinations

Our bye-laws provide a mechanism designed to deal with business combinations including (but not limited to) any amalgamation, merger or consolidation of the Company or any subsidiary with any interested shareholder or any other company which is or after such merger, consolidation or amalgamation would be an affiliate or associate of an interested shareholder. This provision does not apply to any shareholder who held 15% or more of the common shares as of July 23, 2007.

Our bye-laws provide that we will not engage in any business combination with any interested shareholder or any affiliate or associate of any interested shareholder or any person who thereafter would be an affiliate or associate of such interested shareholder for a period of three years following the time that such shareholder became an interested shareholder. The following broad exceptions are set out:

•	if a majority of the Board approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; or

•

at or subsequent to such time the business combination is approved by a majority of the board of directors and authorized at an annual or special meeting of the shareholders, and not by written consent, by the affirmative vote of not less than 66 2/3% of the votes entitled to be cast by the holders of all the then outstanding voting shares, voting together as a single class, excluding voting shares (as defined in our bye-laws) beneficially owned by any interested shareholder or any affiliate or associate of such interested shareholders. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise; or

•

upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder or any affiliate or associate of the interested shareholder owned at least 85% of our voting shares outstanding at the time the transaction commenced; or

•

in the case of business combination with any interested shareholder or any affiliate or associate of any interested shareholder or any person who thereafter would be an affiliate or associate of such interested shareholder, in which all of the capital shares not already owned by such person are converted into, exchanged for or become entitled to receive, cash and/or securities, and various specific conditions shall have been met.

Notwithstanding any other provisions of the bye-laws (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or the bye-laws), any proposal to amend, repeal or adopt any provision of the bye-laws inconsistent with the bye-law dealing with business combinations, in addition to any other vote required by law, shall require the affirmative vote of the holders of a majority of the voting shares entitled to be cast by the holders of all the then outstanding voting shares, voting together as a single class.

Takeovers

Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer being approved by the holders of not less than 90% in value of the shares which are the subject of the offer, (other than shares already held by the offeror, or a nominee), the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the Court within one month of the notice given by the offerer to any remaining shareholders, objecting to the transfer. The test is one of fairness to the body of the shareholders and not to individuals, and the burden is on the dissentient shareholder to prove unfairness, not merely that the scheme is open to criticism. Bermuda law also provides a statutory mechanism whereby the holders of not less than 95% of the shares or any class of shares in the company may give notice to the remaining shareholders or class of shareholders of the intention to acquire their shares on the terms set out in the notice. When such a notice is given, the purchasers are entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder applies to the Court for an appraisal.

Appraisal Rights and Shareholder Suits

Under Bermuda law, in the event of an amalgamation of a Bermuda company with another company, a shareholder of the Bermuda company who is not satisfied that fair value has been offered for his or her shares in the Bermuda company may apply to the Bermuda Court to appraise the fair value of his or her shares. Under Bermuda law and our bye-laws, an amalgamation by us with another company would (subject to certain exceptions) require the amalgamation agreement to be approved by our board of directors and by resolution of our shareholders.

Class actions and derivative actions are generally not available to shareholders under Bermuda law. However, the Bermuda courts would ordinarily be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of a company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by the Bermuda courts to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Bermuda courts, which may make an order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholder by other shareholders or by the company.

Discontinuance/Continuation

Under Bermuda law, an exempted company may be discontinued in Bermuda and continued in a jurisdiction outside Bermuda as if it had been incorporated under the laws of that other jurisdiction. Our bye-laws provide that our board of directors may exercise all our power to discontinue to another jurisdiction with shareholder approval.

Indemnification of Directors and Officers

Our bye-laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of us, whether the basis of such proceeding is the alleged action of such person in an official capacity as a director or officer or in any other capacity while serving as a director or officer, will be indemnified and held harmless by us to the fullest extent authorized by the Companies

Act against all damage or expense, liability and loss reasonably incurred or suffered by such person in connection therewith provided that any such person shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the person is seeking indemnification, that person engaged in fraud or acted dishonestly. Any indemnification is made out of our assets and to the extent that a person is entitled to claim indemnification in respect of amounts paid or discharged by him or her, the relevant indemnity shall take effect as our obligation to reimburse that person making such payment or effecting such discharge. Our bye-laws also provide that we will provide indemnification against all liabilities incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Companies Act. These rights are not exclusive of any other right that any person may have or acquire under any statute, provision of our memorandum of association, bye-laws, agreement, vote of shareholders or disinterested directors or otherwise. No repeal or modification of these provisions will in any way diminish or adversely affect the rights of any director, officer, employee or agent of us under our memorandum of association in respect of any occurrence or matter arising prior to any such repeal or modification. Our bye-laws also provide that the Board has the power to purchase and maintain insurance for the benefit of any persons who are or were at any time directors, officers or employees of the company, or of any other company which is its holding company or in which the company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the company, or of its subsidiary undertakings or such other company, or who are or were at any times, trustees of any pension fund in which employees of the company or any such company or subsidiary undertaking are interested.

Our bye-laws provide that our shareholders and us waive any claim or right of action against our directors and officers in relation to any action taken by them or any failure by them to take any action in the performance of their duties for us, provided that such waiver shall not apply to any claims or rights of action arising out of the fraud of any such director or officer or to matters that would render the waiver void pursuant to the Companies Act. Notwithstanding anything contained in our bye-laws, any such director of officer shall not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Companies Act.

Neither the amendment nor repeal of this provision will eliminate or reduce the effect of the provision in respect of any matter occurring, or any cause of action, suit or claim that, but for the provision, would accrue or arise, prior to the amendment or repeal.

In addition, prior to this offering, we will enter into an indemnity agreement with each of our directors. Pursuant to those indemnity agreements, we will agree to indemnify each of our directors for losses or expenses they may incur in their role as director.

Foreign Exchange Controls

We have been designated as a non-resident of Bermuda by the Bermuda Monetary Authority for the purposes of the Exchange Control Act, 1972. This designation allows us to engage in transactions in currencies and there are no restrictions on our ability to transfer funds, in and out of Bermuda or to pay dividends to United States residents who are holders of our common shares.

Transfer of Common Shares to Residents of Bermuda

The Bermuda Monetary Authority has given its consent for the issue and free transferability of all of the common shares that are the subject of this offering to and between non-residents of Bermuda for exchange control purposes, provided that our common shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus.

In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our common shares, whether or not we have been notified of such trust.

Transfer Agent and Registrar

A register of holders of the common shares is maintained by Estera Services (Bermuda) Limited, and a branch register is maintained in the United States by Computershare Trust Company, N.A., who serves as branch registrar and transfer agent.

New York Stock Exchange Listing

Our common shares are listed on The New York Stock Exchange under the symbol “G.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional preference shares, which we call depositary shares, rather than full preference shares. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preference shares. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a preference share represented by the depositary share, to all the rights and preferences of the preference share represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The preference shares underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preference shares that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preference shares underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preference shares.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preference shares underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preference shares, as set forth in the applicable prospectus supplement.

Withdrawal of Shares

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole preference shares and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preference shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional preference shares upon surrender of depositary receipts. Holders of preference shares thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing preference shares so redeemed, so long as we have paid in full to the depositary the redemption price of the preference shares to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preference shares to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preference shares multiplied by the fraction of a preference share represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preference Shares

Upon receipt of notice of any meeting at which the holders of the preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to the preference shares. The record date for the depositary receipts relating to the preference shares will be the same date as the record date for the preference shares. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of preference shares represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of preference shares represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any preference shares except to the extent it receives specific instructions from the holders of depositary shares representing that number of preference shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preference shares and any redemption of the preference shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preference shares and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preference shares in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preference shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preference shares.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preference shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preference shares for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. The following, together with the additional information we may include in the applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preference shares, common shares or depositary shares. We may offer warrants separately or together with one or more additional warrants, debt securities, preference shares, common shares or depositary shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preference shares, common shares or depositary shares with which the warrants are issued and the number of warrants issued with each security;

•

if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preference shares, depositary shares or common shares will be separately transferable;

•	the number of shares of preference shares, common shares or depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

FORMS OF SECURITIES

Each debt security, depositary share, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the debt securities, depositary shares, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, depositary share agreement, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, depositary share agreement, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, depositary share agreement, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, or any trustee, warrant agent, unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of our common shares and preference shares in respect of which this prospectus is being delivered will be passed upon by Appleby (Bermuda) Limited, our Bermuda counsel, and the validity of the debt and other securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP, our U.S. counsel.

EXPERTS

The consolidated financial statements of Genpact Limited as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2018, contains an explanatory paragraph that states that Genpact Limited acquired Barkawi Management Consultants GmbH & Co. KG and certain related entities, and Commonwealth Informatics Inc., and management excluded from its assessment of the effectiveness of Genpact Limited’s internal control over financial reporting as of December 31, 2018, Barkawi Management Consultants GmbH & Co. KG and certain related entities and Commonwealth Informatics Inc.’s internal control over financial reporting associated with total assets of $132,908 thousands (of which $107,351 thousands represent goodwill and intangible assets included within the scope of the assessment) and total revenues of $22,207 thousands included in the consolidated financial statements of Genpact Limited as of and for the year ended December 31, 2018. KPMG’s audit of the internal control over financial reporting of Genpact Limited also excluded an evaluation of the internal control over financial reporting of Barkawi Management Consultants GmbH & Co. KG and certain related entities and Commonwealth Informatics Inc.